Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44769) of Nobility Homes, Inc. of our report dated December 13, 2002 relating to the Consolidated Financial Statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
January 30, 2003